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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 9, 2002



                               ACTUANT CORPORATION
             (Exact name of Registrant as specified in its charter)



         Wisconsin                   1-11288                39-0168610
(State or other jurisdiction     (Commission File        (I.R.S. Employer
     of incorporation)               Number)            Identification No.)



                              6100 North Baker Road
                               Milwaukee, WI 53209

           Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
               (Address of principal executive offices) (Zip code)

        Registrant's telephone number, including area code:(414) 352-4160

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     Item 5. Other Events and Regulation FD Disclosure.

     Actuant Corporation (the "Company") issued a current report on Form 8-K ("Report") on May 23, 2002, indicating that APW Ltd. ("APW"), a former subsidiary of the Company, and one of APW's wholly-owned indirect subsidiaries, Vero Electronics, Inc. ("Vero") had filed prepackaged bankruptcy cases on May 16, 2002. The Report summarized the reorganization plan of APW and Vero and the expected impact of that plan on the Company. The Company has learned that APW and Vero emerged from bankruptcy on July 31, 2002.

On August 8, 2002 the Company and APW entered into an agreement which provides, among other things, that the right of offset asserted by the Company with respect to approximately $23,000,000 of funds (the "Offset Funds") which the Company is presently holding is an allowed secured claim which is unimpaired in the APW bankruptcy proceeding; and, further, that the Company may retain possession of the Offset Funds and may use such Offset Funds to, among other things, reimburse itself for certain costs and any tax adjustments arising from the Company's spin-off of APW. In the event that such costs and adjustments exceed the Offset Funds, the Company will be responsible for any shortfall, and such excess amount could result in a materially adverse impact upon the Company's financial position and results of operations. The Company and its advisors continue to review the impact of APW's rejection of certain agreements between the two parties including any contingent liabilities resulting therefrom.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      ACTUANT CORPORATION
                                         (Registrant)


     Date:  August 9, 2002            By: /s/ Andrew G. Lampereur
                                         ---------------------------------------
                                      Andrew G. Lampereur

                                      Vice President and Chief Financial Officer
                                      (Duly authorized to sign on behalf of the Registrant)

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